Exhibit 99.1

Leap Therapeutics Announces Proposed Public Offering of Common Stock

Cambridge, MA — March 22, 2018 — Leap Therapeutics, Inc. (NASDAQ:LPTX), a biotechnology company focused on developing targeted and immuno-oncology therapeutics, today announced that it has commenced an underwritten public offering of its common stock. All shares of common stock to be sold in the offering will be offered by Leap. Leap intends to grant the underwriters a 30-day option to purchase up to an aggregate of an additional 15% of the shares of its common stock offered in the public offering. The offering is subject to market, regulatory and other conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Raymond James & Associates, Inc. and Ladenburg Thalmann will act as book-running managers for the offering.

Leap intends to use the net proceeds from the offering for general corporate purposes, which may include, without limitation, funding new clinical trials of DKN-01 and TRX518 and the continuation of ongoing studies, capital expenditures, working capital and general and administrative expenses.

The shares will be issued pursuant to an effective shelf registration statement on Form S-3 (File No. 333-223419) that was previously filed by Leap with the Securities and Exchange Commission (the “SEC”) on March 2, 2018 and was declared effective by the SEC on March 16, 2018. A preliminary prospectus supplement and the related prospectus will be filed with the SEC and will be available for free on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering, when available, may be obtained from: Raymond James & Associates, Inc., Attention: Equity Syndicate, 880 Carillon Parkway, St. Petersburg, Florida 33716, or by telephone at (800) 248-8863, or e-mail at prospectus@raymondjames.com; or from Ladenburg Thalmann, 277 Park Avenue, 26th Floor, New York, NY 10172, or by email at prospectus@ladenburg.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Leap Therapeutics

Leap Therapeutics (Nasdaq:LPTX) is focused on developing targeted and immuno-oncology therapeutics. Leap’s most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein, a Wnt pathway modulator. DKN-01 is in clinical trials in patients with esophagogastric cancer, biliary tract cancer, and gynecologic cancers, with an emerging focus on patients with defined mutations of the Wnt pathway and in combinations with immune checkpoint inhibitors. Leap’s second clinical candidate, TRX518, is a novel, humanized GITR agonist monoclonal antibody designed to enhance the immune system’s anti-tumor response that is in two advanced solid tumor studies.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. These statements include statements relating to the proposed offering, Leap’s intention to grant the underwriters an option to purchase additional shares, Leap’s intended use of proceeds from the offering, Leap’s expectations with respect to the development and advancement of DKN-01, TRX518, and other programs, including the initiation, timing and design of future studies, enrollment in future studies, business development, and other future expectations, plans and prospects. Leap has attempted to identify forward looking statements by such terminology as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “may,” “could,” “might,” “will,” “should,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Although Leap believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, forward-looking statements are subject to both known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from our expectations. Such risks and uncertainties include, but are not limited to: the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for financing; the ability to complete a financing or form business development relationships to fund our expenses; the outcome, cost, and timing of our product development activities and clinical trials; the uncertain clinical development process, including the risk that clinical trials may not have an effective design or generate positive results; our ability to obtain and maintain regulatory approval of our drug product candidates; our plans to research, develop, and commercialize our drug product candidates; our ability to achieve market acceptance of our drug product candidates; unanticipated costs or delays in research, development, and commercialization efforts; the applicability of clinical study results to actual outcomes; the size and growth potential of the markets for our drug product candidates; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and other risks. Detailed information regarding factors that may cause actual results to differ materially will be included in Leap Therapeutics’ periodic filings with the Securities and Exchange Commission (the “SEC”), including Leap Therapeutics’ Form 10-K that Leap filed with the SEC on February 23, 2018. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors. Any forward looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

CONTACT:

Douglas E. Onsi

Chief Financial Officer

Leap Therapeutics, Inc.

donsi@leaptx.com

617-714-0360

Argot Partners

Investor Relations

Susan Kim or Heather Savelle

212-600-1902

susan@argotpartners.com

heather@argotpartners.com